Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

FOURTH QUARTER AND FULL YEAR 2013 RESULTS

2013 Core FFO per Share of $1.10, a 7.8 Percent Increase Over 2012

2013 AFFO per Share of $0.90, Reflecting a Nearly 10 percent Increase Over 2012

Strong Leasing Momentum With In-Service Occupancy of 94.2 Percent

$362 Million of New Development Starts for the Quarter and $666 Million for the Year

2014 Guidance Issued

(INDIANAPOLIS, January 29, 2014) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the fourth quarter and full year 2013.

Quarterly Highlights

•	Core Funds from Operations (“Core FFO”) per diluted share was $0.29 for the quarter and $1.10 for the year. Funds from Operations (“FFO”) per diluted share as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was $0.28 for the quarter and $1.07 for the year.

•	Adjusted Funds from Operations (“AFFO”) of $0.21 per diluted share for the quarter, and $0.90 for the year, which represents dividend pay-out ratios of 81 percent and 76 percent, respectively.

•	Strong operating momentum:

•	Total portfolio occupancy of 94.0 percent and in-service portfolio occupancy of 94.2 percent;

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

•	Total leasing activity of 11.2 million square feet for the quarter and 30.0 million square feet for the year;

•	Same-property net operating income growth of 2.3 percent and 3.7 percent, as compared to the quarter and year ended December 31, 2012, respectively.

•	Strong execution of capital transactions:

•	Completed $412 million of building dispositions for the quarter and $877 million for the full year;

•	Monetized $66 million of the company’s land bank for the quarter and $114 million for the year, through land sales and development projects. Land sales totaled $19 million for the quarter and $52 million for the year;

•	Began $362 million of new developments for the quarter and $666 million for the year;

•	Completed $73 million of modern bulk industrial acquisitions for the quarter and $546 million of primarily bulk industrial acquisitions for the year;

•	Refinanced $250 million of unsecured bonds during the fourth quarter, which had an effective rate of 6.3 percent, with a $250 million new issuance of unsecured bonds with a 3.875 percent coupon due 2021. For the full year 2013, refinanced $675 million of higher rate unsecured bonds and repaid $169 million of principal on secured loans.

Commenting on the company’s results for the quarter, Dennis D. Oklak, Chairman and Chief Executive Officer, stated: “We finished 2013 with an excellent fourth quarter, from both a strategic and operational perspective. We continued to improve on our operational performance, finishing the quarter with in-service portfolio occupancy of 94.2 percent and recording over 11 million square feet of leasing volume during the quarter. We achieved a tenant retention rate of 91 percent for the quarter with an overall positive renewal rental rate growth of 5.1 percent. Also, for the full year, we increased annual Core FFO per share by nearly eight percent and annual AFFO per share by nearly 10 percent from 2012.”

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

Financial Performance

•	The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for both the three and twelve months ended December 31, 2013 and 2012:

	Three Months Ended December 31		Twelve Months Ended December 31
	2013	2012	2013	2012
FFO per share - diluted, as defined by NAREIT	$0.28	$0.25	$1.07	$0.98
Adjustments:
Gain on land sales	(0.02)	—	(0.03)	—
Charges for pre-payment of debt	0.03	—	0.03	—
Adjustments for redemption of preferred shares	—	—	0.02	0.02
Impairment charges - non-depreciable properties	—	—	0.01	—
Acquisition-related activity	—	0.01	—	0.01
Other income tax items	—	—	—	—
Overhead restructuring charges	—	0.01	—	0.01

Core FFO per share - diluted	$0.29	$0.27	$1.10	$1.02

•	Core FFO per share of $0.29 for the fourth quarter of 2013 increased from $0.27 in the fourth quarter of 2012 because of improved rental operations, lower preferred dividends resulting from preferred share redemptions and lower interest expense resulting from the refinancing of unsecured debt at lower rates during the past year. Core FFO per share of $1.10 for the full year 2013 increased from $1.02 in 2012 due to the same factors driving quarterly results as well as increased income from service operations.

•	Net income was $0.21 per diluted share for the fourth quarter of 2013 compared to a net loss of $0.12 per diluted share for the same quarter in 2012. Net income was $0.47 per diluted share for the full year 2013 compared to a net loss of $0.48 per diluted share in 2012. In addition to the above-mentioned factors driving Core FFO and FFO as defined by NAREIT, net income per share for both the fourth quarter and the full year increased as the result of significant gains on depreciable property sales, including our share of gains on property sales within unconsolidated joint ventures, partially offset by increased depreciation expense due to carrying a higher overall asset base.

Portfolio Operating Performance

Strong overall operating performance across all product types:

•	In-service occupancy in the bulk distribution portfolio of 95.3 percent on December 31, 2013 compared to 94.6 percent on both September 30, 2013 and December 31, 2012.

•	In-service occupancy in the suburban office portfolio of 87.8 percent on December 31, 2013 compared to 87.2 percent on September 30, 2013 and 86.3 percent on December 31, 2012.

•	In-service occupancy in the medical office portfolio of 93.7 percent on December 31, 2013 compared to 93.6 percent on September 30, 2013 and 91.4 percent on December 31, 2012.

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

•	Same-property net operating income growth of 3.7 percent for the twelve months ended December 31, 2013 and 2.3 percent for the three months ended December 31, 2013 as compared to the comparable periods ended December 31, 2012. The positive same-property performance resulted from increased occupancy, across all product types as well as rental rate growth within the portfolio.

•	Tenant retention of 91 percent for the quarter, and over 70 percent for the year, with overall positive renewal rental rate growth of 5.1 percent for the quarter and 3.1 percent for the year.

Real Estate Investment Activity

Acquisitions

The Company acquired two high-quality modern bulk industrial facilities (1.2 million square feet in total) located in key distribution markets for $73 million during the fourth quarter of 2013. The acquisitions consisted of one industrial property totaling 965,000 square feet in Chicago and one industrial property totaling 226,000 square feet in Miami, both of which were 100 percent leased.

Development

Oklak stated, “We recorded one of our strongest quarters ever of new development activity as we commenced $362 million of highly pre-leased bulk distribution and medical office projects during the fourth quarter. In total, when including two 50 percent-owned joint venture development projects, we had 6.1 million square feet of development in progress at year-end across 24 projects, which were 89 percent pre-leased in the aggregate, with total budgeted costs of $611 million and a projected initial stabilized cash yield of 7.7 percent.”

The fourth quarter included the following development activity:

Wholly-Owned Properties

•	During the quarter, six new industrial developments were started, which were comprised of five 100 percent leased build-to-suit projects and one speculative project. The build-to-suit projects consisted of a previously announced one million square foot development in Baltimore, Maryland, leased to Amazon; two developments in Atlanta, one leased to Federal Express and one to HH Gregg, totaling 480,000 square feet; a 300,000 square foot development in Minneapolis leased to Ruan Transportation Management Systems; a 218,000 square foot expansion of an existing industrial property in Indianapolis leased to Hachette Books. The speculative project is a 494,000 square foot development, in Linden, New Jersey.

•	Three new medical office developments were also started during the quarter. The Company started an 86,000 square foot development in Indianapolis, which was 72 percent pre-leased; a 57,000 square foot development in North Bergen, New Jersey, which was 70 percent pre-leased; and a 53,000 square foot development in Memphis, which was 100 percent pre-leased.

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

•	Wholly-owned development projects under construction at December 31, 2013 consisted of 11 medical office projects totaling 590,000 square feet, eight industrial projects totaling 3.1 million square feet and three office projects totaling 652,000 square feet.

•	Three 100 percent pre-leased medical office projects totaling 150,000 square feet were placed in service. Additionally, one industrial development totaling 240,000 square feet that was started on a speculative basis was placed in service at 100 percent leased.

Joint Venture Properties

•	During the quarter, two new 100 percent pre-leased industrial developments, one totaling 1.1 million square feet and one totaling 614,000 square feet, were started in Indianapolis in a 50 percent-owned unconsolidated joint venture.

•	One 50 percent-owned 273,000 square foot medical office project, which was 100 percent pre-leased, was placed in service.

Land Deployment

Deployment of a portion of the company’s land bank, through either sales or development, took place as follows during the fourth quarter:

•	Dispositions of 165 acres of non-strategic land across several markets, with a sales price of $19 million and a combined net gain on sale of $6 million.

•	Utilization of 222 acres of owned or jointly-controlled land, with a basis of $47 million, for development projects.

Building Dispositions

Dispositions for the full year 2013 totaled $877 million. Fourth quarter dispositions totaled $412 million and were comprised of the following:

Wholly-Owned Properties

•	Fifteen medical office properties, totaling 757,000 square feet, across several markets, for an aggregate sales price of $210 million.

•	Eleven suburban office properties, totaling 1.5 million square feet, at an aggregate sales price of $192 million. Five of these properties were in Cleveland, four in St. Louis, one in Atlanta and one in Cincinnati.

•	One smaller non-strategic industrial property for $2 million.

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

Joint Venture Property

•	Sales of two suburban office properties in St. Louis, from an unconsolidated joint venture, with the company’s share of the sales price totaling $8 million.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The fourth quarter dividend will be payable February 28, 2014 to shareholders of record on February 14, 2014. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.4140625	February 14, 2014	February 28, 2014
Series K	DREPRK	$0.40625	February 14, 2014	February 28, 2014
Series L	DREPRL	$0.4125	February 14, 2014	February 28, 2014

Completion of Long-Term Asset and Capital Strategies Begun in 2009

The company also announced that it had reached its target asset allocation and achieved its previously specified leverage goals at December 31, 2013 in accordance with its original time line. When the strategy was announced in the Fall of 2009, the company’s asset mix as represented by share of property net operating income was 56 percent suburban office and 36 percent industrial. Today, the asset mix is 60 percent bulk industrial, 25 percent suburban office and 15 percent medical office, in accordance with the original target allocation. On the capital strategy side, debt plus preferred to gross assets is now at 50 percent, the ratio of debt plus preferred to EBITDA is below 7.75 times and fixed charge coverage is at 2.3 times.

“We are pleased that we were able to timely execute on our strategies during the last four years” Mr. Oklak stated. “This effort is a credit to our great team at Duke Realty and we now have the highest quality assets in each product type and are in an excellent position to grow the company through new development opportunities as reflected by our strong 2013 development activity. In addition, I am particularly pleased that during this re-positioning we still grew our Core AFFO per share from $0.82 in 2012 to $0.90 in 2013.”

2014 Earnings Guidance

Commenting on the company’s 2014 outlook, Mr. Oklak stated: “We are introducing 2014 guidance for Core FFO of $1.11 to $1.19 per share, and Core AFFO of $0.91 to $0.97 per share. The growth from 2013 to 2014 anticipates continued strong performance in our operating portfolio, deliveries of our highly leased development pipeline and continued property dispositions from our suburban office portfolio. We are coming off an excellent year in 2013 and are well positioned for continued strong momentum in 2014.”

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

The assumptions underlying the guidance are as follows:

1. Continued strong occupancy performance;

2. Same property net operating income growth;

3. Deliveries of highly leased projects from our development pipeline;

4. Continued dispositions of primarily suburban office properties with proceeds used to fund new development opportunities and acquisitions.

More specific assumptions and components of 2014 Core FFO will be available by 6:00 p.m. Eastern Time today through the Investor Relations-Financials section of the company’s web-site.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall company operating performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled. A description of the properties that are excluded from the company’s same-property measure is included on page 22 of our December 31, 2013 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns, maintains an interest in or has under development approximately 152.6 million rentable square feet of industrial and office assets, including medical office, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Fourth Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, January 30, 2014, at 3:00 p.m. ET to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website. A copy of the company’s supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate

Duke Realty Reports Fourth Quarter 2013 Results

January 29, 2014

conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2012. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

For the three and twelve months ended December 31,

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental and related revenue	$227,036	$204,089	$875,194	$771,625
General contractor and service fee revenue	45,592	48,564	206,596	275,071

	272,628	252,653	1,081,790	1,046,696
Expenses:
Rental expenses	41,424	38,166	159,008	137,797
Real estate taxes	29,656	26,971	117,747	106,128
General contractor and other services expenses	40,908	45,351	183,833	254,870
Depreciation and amortization	103,343	91,527	393,450	349,015

	215,331	202,015	854,038	847,810

Other operating activities:
Equity in earnings of unconsolidated companies	3,674	618	54,116	4,674
Gain on sale of properties	58,071	99	59,179	344
Gain on land sales	6,182	—	9,547	—
Undeveloped land carrying costs	(1,777)	(2,223)	(8,614)	(8,829)
Impairment charges	—	—	(3,777)	—
Other operating income (expenses)	620	(42)	470	(633)
General and administrative expenses	(9,448)	(14,057)	(42,673)	(46,424)

	57,322	(15,605)	68,248	(50,868)

Operating income	114,619	35,033	296,000	148,018
Other income (expenses):
Interest and other income, net	668	120	1,887	514
Interest expense	(57,344)	(58,983)	(228,895)	(229,992)
Charges for pre-payment of debt	(9,433)	—	(9,433)	—
Acquisition-related activity	(587)	(1,629)	(3,093)	(4,192)
Income tax benefit	580	—	5,080	103

Income (loss) from continuing operations	48,503	(25,459)	61,546	(85,549)
Discontinued operations:
Income (loss) before gain on sales	564	690	1,761	(3,786)
Gain on sale of depreciable properties	32,190	2,288	133,242	13,467

Income from discontinued operations	32,754	2,978	135,003	9,681
Net income (loss)	81,257	(22,481)	196,549	(75,868)
Dividends on preferred shares	(7,355)	(11,082)	(31,616)	(46,438)
Adjustments for redemption of preferred shares	—	—	(5,932)	(5,730)
Net (income) loss attributable to noncontrolling interests	(4,328)	520	(5,957)	1,891

Net income (loss) attributable to common shareholders	$69,574	$(33,043)	$153,044	$(126,145)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.12	$(0.13)	$0.06	$(0.52)
Discontinued operations attributable to common shareholders	0.09	0.01	0.41	0.04

Total	$0.21	$(0.12)	$0.47	$(0.48)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.12	$(0.13)	$0.06	$(0.52)
Discontinued operations attributable to common shareholders	0.09	0.01	0.41	0.04

Total	$0.21	$(0.12)	$0.47	$(0.48)

Duke Realty Corporation

Summary of EPS, FFO and AFFO

December 31, 2013

(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	(Unaudited)
	2013			2012
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shareholders	$69,574			$(33,043)
Less: Dividends on participating securities	(654)			(689)

Net Income (Loss) Per Common Share - Basic	68,920	326,059	$0.21	(33,732)	276,081	$(0.12)
Add back:
Noncontrolling interest in earnings of unitholders	952	4,387		—	—
Other potentially dilutive securities		388			—

Net Income (Loss) Attributable to Common Shareholders - Diluted	$69,872	330,834	$0.21	$(33,732)	276,081	$(0.12)

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shareholders	$69,574	326,059		$(33,043)	276,081
Adjustments:
Depreciation and amortization	105,573			99,081
Company share of joint venture depreciation and amortization	10,490			8,694
Gains on depreciable property sales - wholly owned, discontinued operations	(32,190)			(2,288)
Gains on depreciable property sales - wholly owned, continuing operations	(58,071)			(99)
Gains on depreciable property sales - JV	(2,247)			158
Noncontrolling interest share of adjustments	(306)			(1,696)

Funds From Operations - Basic	92,823	326,059	$0.28	70,807	276,081	$0.26
Noncontrolling interest in income (loss) of unitholders	952	4,387		(537)	4,493
Noncontrolling interest share of adjustments	306			1,696
Other potentially dilutive securities		3,383			3,428

Funds From Operations - Diluted	$94,081	333,829	$0.28	$71,966	284,002	$0.25
Gain on land sales	(6,182)			—
Charges for pre-payment of debt	9,433			—
Acquisition-related activity	587			1,629
Other income tax items	(641)			—
Overhead restructuring charges	—			2,664

Core Funds From Operations - Diluted	$97,278	333,829	$0.29	$76,259	284,002	$0.27

Adjusted Funds From Operations
Core Funds From Operations - Diluted	$97,278	333,829	$0.29	$76,259	284,002	$0.27
Adjustments:
Straight-line rental income	(2,929)			(5,020)
Amortization of above/below market rents and concessions	1,983			3,114
Stock based compensation expense	2,008			2,472
Noncash interest expense	1,940			2,413
Second generation concessions	(141)			(180)
Second generation tenant improvements	(12,033)			(9,341)
Second generation leasing commissions	(8,351)			(6,291)
Building improvements	(10,265)			(3,018)

Adjusted Funds From Operations - Diluted	$69,490	333,829	$0.21	$60,408	284,002	$0.21

Duke Realty Corporation

Summary of EPS, FFO and AFFO

December 31, 2013

(In thousands, except per share amounts)

	Twelve Months Ended December 31, (Unaudited)
	2013			2012
	Amount	Wtd. Avg. Share	Per Shares	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shareholders	$153,044			$(126,145)
Less: Dividends on participating securities	(2,678)			(3,075)

Net Income (Loss) Per Common Share - Basic	150,366	322,133	$0.47	(129,220)	267,900	$(0.48)
Add back:
Noncontrolling interest in earnings of unitholders	2,094	4,392		—	—
Other potentially dilutive securities		187			—

Net Income (Loss) Attributable to Common Shareholders - Diluted	$152,460	326,712	$0.47	$(129,220)	267,900	$(0.48)

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shareholders	$153,044	322,133		$(126,145)	267,900
Adjustments:
Depreciation and amortization	409,050			379,419
Company share of joint venture depreciation and amortization	31,220			34,702
Gains on depreciable property sales - wholly owned, discontinued operations	(133,242)			(13,467)
Gains on depreciable property sales - wholly owned, continuing operations	(59,179)			(344)
Gains on depreciable property sales - JV	(51,207)			(1,907)
Noncontrolling interest share of adjustments	(2,645)			(7,054)

Funds From Operations - Basic	347,041	322,133	$1.08	265,204	267,900	$0.99
Noncontrolling interest in income (loss) of unitholders	2,094	4,392		(2,273)	4,829
Noncontrolling interest share of adjustments	2,645			7,054
Other potentially dilutive securities		3,213			3,276

Funds From Operations - Diluted	$351,780	329,738	$1.07	$269,985	276,005	$0.98
Gain on land sales	(9,547)			—
Charges for pre-payment of debt	9,433			—
Adjustments for redemption of preferred shares	5,932			5,730
Impairment charges - non-depreciable properties	3,777			—
Acquisition-related activity	3,093			4,192
Other income tax items	(641)			(103)
Overhead restructuring charges	—			2,664

Core Funds From Operations - Diluted	$363,827	329,738	$1.10	$282,468	276,005	$1.02

Adjusted Funds From Operations
Core Funds From Operations - Diluted	$363,827	329,738	$1.10	$282,468	276,005	$1.02
Adjustments:
Straight-line rental income	(17,552)			(24,759)
Amortization of above/below market rents and concessions	9,054			8,867
Stock based compensation expense	15,602			12,940
Noncash interest expense	8,315			9,337
Second generation concessions	(579)			(1,113)
Second generation tenant improvements	(39,922)			(28,258)
Second generation leasing commissions	(28,460)			(25,027)
Building improvements	(13,838)			(6,842)

Adjusted Funds From Operations - Diluted	$296,447	329,738	$0.90	$227,613	276,005	$0.82

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Rental Property	$7,031,660	$6,708,250
Less: Accumulated Depreciation	(1,382,757)	(1,296,685)
Construction in Progress	256,911	234,918
Undeveloped Land	590,052	614,208

Net Real Estate Investments	6,495,866	6,260,691

Cash	19,275	33,889
Accounts Receivable, net	26,664	22,367
Straight-line Rents Receivable, net	120,497	120,383
Receivables on Construction Contracts, Including Retentions	19,209	39,754
Investments in and Advances to Unconsolidated Companies	342,947	372,256
Deferred Financing Costs, Net	36,250	40,083
Deferred Leasing and Other Costs, Net	473,413	503,527
Escrow Deposits and Other Assets	218,493	167,151

Total Assets	$7,752,614	$7,560,101

LIABILITIES AND EQUITY

Secured Debt	$1,100,124	$1,167,953
Unsecured Debt	3,066,252	2,993,217
Unsecured Line of Credit	88,000	285,000
Construction Payables and Amounts due to Subcontractors	69,391	84,679
Accrued Real Estate Taxes	75,396	74,648
Accrued Interest	52,824	59,215
Other Accrued Expenses	68,276	104,730
Other Liabilities	142,589	121,739
Tenant Security Deposits and Prepaid Rents	45,133	42,802

Total Liabilities	4,707,985	4,933,983

Preferred Stock	447,683	625,638
Common Stock and Additional Paid-in Capital	4,624,228	3,956,291
Accumulated Other Comprehensive Income	4,119	2,691
Distributions in Excess of Net Income	(2,062,787)	(1,993,206)

Total Shareholders’ Equity	3,013,243	2,591,414

Noncontrolling Interest	31,386	34,704
Total Liabilities and Equity	$7,752,614	$7,560,101

Note - does not include reclassification, and separate presentation, of assets held-for-sale.